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                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549

                                  FORM 8-K

                               CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of
                     The Securities Exchange Act of 1934


                       Date of Report:  March 6, 1998
                                      -----------------

                        HOUSEHOLD INTERNATIONAL, INC.
                       ------------------------------
           (Exact name of registrant as specified in its charter)


Delaware                             1-8198                        36-3121988
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(State or other                  (Commission File                (IRS Employer
jurisdiction of                  Number)                         Identification
incorporation)                                                   Number)

2700 Sanders Road, Prospect Heights, Illinois 60070
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(Address of principal executive offices) (Zip Code)


Registrant's telephone number, including area code 847/564-5000
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Item 5. Other Events

        (a) Set forth in Exhibit 99 hereto are the audited consolidated financial statements of Household International, Inc. and its subsidiaries as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997; together with an opinion of Arthur Andersen, LLP, dated January 21, 1998, with respect thereto.

        (b) On February 16, 1998, Beneficial Corporation ("Beneficial"), one of the Registrant's competitors in the consumer finance industry, announced that it is considering strategic options to enhance shareholder value, which may include a merger or sale of Beneficial. Subsequently, the Registrant announced its interest in exploring such possibilities with Beneficial. It is expected that a number of the Registrant's competitors are also interested in a transaction with Beneficial. At this time, it is impossible to predict whether a transaction between Beneficial and the Registrant will occur.

Item 7. Financial Statements and Exhibits

        (a) Financial statements of business acquired.

            Not applicable.

        (b) Pro forma financial information.

            Not applicable.

        (c) Exhibits.

            No.    Exhibit
            ---    --------
            12     Statement of Computation of Ratio of Earnings to Fixed
                   Charges and to Combined Charges and Preferred Stock
                   Dividends.

            99     Audited consolidated financial statements of Household
                   International, Inc. and its subsidiaries as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997; together with an opinion of Arthur
                   Andersen LLP, dated January 21, 1998, with respect thereto.



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                                  SIGNATURE

     Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                 HOUSEHOLD INTERNATIONAL, INC.
                                 (Registrant)



                             By: /s/ David A. Schoenholz
                                 -----------------------------
                                 David A. Schoenholz
                                 Executive Vice President-
                                 Chief Financial Officer,


Dated: March 6, 1998